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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A

AMENDMENT TO CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 31, 2002

WD-40 COMPANY
(Exact Name of Registrant as specified in its charter)

Delaware	0-6936-3	95-1797918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1061 Cudahy Place, San Diego, California
92110
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (619) 275-1400

No Changes to name or address.
(Former name or former address, if changed since last report)

AMENDMENT TO CURRENT REPORT

        The registrant's Current Report on Form 8-K, filed on June 14, 2002 to report the registrant's acquisition on May 31, 2002, of the business, worldwide brand trademarks, patents and other intangible assets of Heartland Corporation, through the acquisition of the entire capital stock of Heartland Corporation, a Kansas corporation, is amended to provide financial statements and pro forma financial information required by Item 7 of the report. There are no other changes to the report as filed.

ITEM 7.    Financial Statements and Exhibits.

  (a)
  Financial statements of businesses acquired.

    Report of Independent Accountants

    Heartland Corporation Consolidated Balance Sheet at December 31, 2001

    Heartland Corporation Consolidated Statement of Earnings and Comprehensive Income for the year ended December 31, 2001.

    Heartland Corporation Consolidated Statement of Stockholder's Equity for the year ended December 31, 2001.

    Heartland Corporation Consolidated Statement of Cash Flows for the year ended December 31, 2001

    Heartland Corporation Notes to Consolidated Financial Statements as of and for the year ended December 31, 2001.

    Heartland Corporation Consolidated Balance Sheets (unaudited) as of March 31, 2002 and 2001, respectively.

    Heartland Corporation Consolidated Statements of Earnings and Comprehensive Income (unaudited) for the interim three-month periods ended March 31, 2002 and 2001, respectively.

    Heartland Corporation Consolidated Statements of Cash Flows (unaudited) for the interim three month periods ended March 31, 2002 and 2001, respectively.

    Heartland Corporation Notes to Interim Financial Statements (unaudited) as of and for the interim three months ended March 31, 2002 and 2001, respectively.

  (b)
  Pro forma financial information

    Introduction to Pro Forma Financial Statements

    Pro Forma Combined Statement of Income (Unaudited) for the year ended August 31, 2001

    Pro Forma Combined Statement of Income (Unaudited) for the six months ended February 28, 2002

    Notes to Pro Forma Combined Statement of Income (Unaudited)

  (c)
  Exhibits.

Exhibit#	Description
23.1	Consent of Independent Accountants-Grant Thorton LLP

SIGNATURES:

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company (Registrant)
Date: August 14, 2002	/s/ MICHAEL J. IRWIN Michael J. Irwin Chief Financial Officer (Principal Financial Officer)

REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Heartland Corporation and Subsidiary

We have audited the consolidated balance sheet of Heartland Corporation and Subsidiary as of December 31, 2001, and the related consolidated statements of earnings and comprehensive income, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of Heartland Consumer Products, a wholly owned subsidiary, which statements reflected total assets of 11 percent as of December 31, 2001, and total revenues of 6 percent for the year then ended. Those statements were audited by other auditors, whose report thereon has been furnished to us, and our opinion, insofar as it relates to the amounts included for Heartland Consumer Products, is based solely on the report of the other auditors.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Heartland Corporation and Subsidiary as of December 31, 2001, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Grant Thorton LLP
Kansas City, Missouri
June 5, 2002

Heartland Corporation and Subsidiary

CONSOLIDATED BALANCE SHEET

December 31, 2001

ASSETS
CURRENT ASSETS
Cash and cash equivalents		$2,352,191
Marketable securities		1,197,256
Trade accounts receivable, less allowance for doubtful accounts of $55,000		4,924,904
Inventories		1,514,978
Prepaid expenses		160,373

Total current assets		10,149,702
PROPERTY AND EQUIPMENT—at cost
Leasehold improvements	$1,969
Office furniture and fixtures	265,471
Machinery and equipment	880,361

	1,147,801
Less accumulated depreciation and amortization	967,119	180,682

OTHER ASSETS
Deposits	405
Deferred income taxes	5,847	6,252

		$10,336,636

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Line of credit		$678,730
Current portion of long-term debt		20,268
Accounts payable		867,228
Accrued liabilities		1,189,112
Income taxes payable		127,460

Total current liabilities		2,882,798
LONG-TERM DEBT, less current portion		—
STOCKHOLDER'S EQUITY
Common stock—$1 par value; 50,000 shares authorized, 100 shares issued and outstanding	$100
Retained earnings	7,656,106
Accumulated other comprehensive loss	(202,368)	7,453,838

		$10,336,636

The accompanying notes are an integral part of this statement

Heartland Corporation and Subsidiary

CONSOLIDATED STATEMENT OF EARNINGS
AND COMPREHENSIVE INCOME

Year ended December 31, 2001

Sales	$32,862,587
Cost of sales	13,291,373

Gross profit	19,571,214
Operating expenses
Selling	10,683,462
Administrative	2,531,765

13,215,227

Earnings from operations	6,355,987
Other income (expense)
Interest income	38,917
Dividend income	5,897
Gain on sale of marketable securities	11,064
Interest expense	(50,583)
Miscellaneous	14,780

20,075

Earnings before income taxes	6,376,062
Income tax expense (benefit)
Current	127,460
Deferred	(5,847)

121,613

Net income	6,254,449
Other comprehensive losses
Unrealized loss on available-for-sale securities:
Unrealized holding losses arising during year	(21,003)

COMPREHENSIVE INCOME	$6,233,446

The accompanying notes are an integral part of this statement

Heartland Corporation and Subsidiary

CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY

Year ended December 31, 2001

	Common stock	Retained earnings	Accumulated other comprehensive losses	Total
Balance, January 1, 2001	$100	$5,267,334	$(181,365)	$5,086,069
Distributions to stockholder	—	(3,865,677)	—	(3,865,677)
Net income	—	6,254,449	—	6,254,449
Other comprehensive loss	—	—	(21,003)	(21,003)

Balance, December 31, 2001	$100	$7,656,106	$(202,368)	$7,453,838

The accompanying notes are an integral part of this statement

Heartland Corporation and Subsidiary

CONSOLIDATED STATEMENT OF CASH FLOWS

Year ended December 31, 2001

Cash flows from operating activities
Net income	$6,254,449
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities
Depreciation and amortization	107,021
Gain on sale of marketable securities	(11,064)
Deferred income taxes	(5,847)
(Increase) decrease in assets
Trade accounts receivable	273,824
Inventories	(75,085)
Prepaid expenses	94,722
Increase (decrease) in liabilities
Accounts payable	(389,215)
Accrued liabilities	22,251
Income taxes payable	127,460

Net cash provided by operating activities	6,398,516
Cash flows from investing activities
Purchase of property and equipment	(55,150)
Purchase of available-for-sale securities	(1,762,520)
Proceeds from sale of available-for-sale securities	1,126,726

Net cash used in investing activities	(690,944)
Cash flows from financing activities
Distributions to stockholder	(3,865,677)
Payments on long-term debt	(29,716)

Net cash used in financing activities	(3,895,393)

Net increase in cash and cash equivalents	1,812,179
Cash and cash equivalents, beginning of year	540,012

Cash and cash equivalents, end of year	$2,352,191

Supplementary information:
Cash paid during the year for interest	$50,583
Noncash investing activity
Unrealized loss on available-for-sale securities	(21,003)

The accompanying notes are an integral part of this statement

Heartland Corporation and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2001

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

  Principles of Consolidation

        The consolidated financial statements include the accounts of Heartland Corporation and its wholly owned subsidiary, Heartland Consumer Products, for the year ended December 31, 2001. The entities are hereinafter collectively referred to as the Company. All material intercompany profits, transactions, and balances have been eliminated.

  1.    Nature of Business

        Heartland Corporation distributes carpet and fabric spot removers and cleaners throughout the United States.

        Heartland Consumer Products distributes carpet and fabric spot removers and cleaners throughout Canada.

  2.    Cash Equivalents

        For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

  3.    Marketable Securities

        The Company accounts for its marketable securities using Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. This standard requires that certain debt and equity securities be adjusted to market value at the end of each accounting period.

  4.    Inventories

        Inventories consist of finished goods and are stated at the lower of cost, determined by the first-in, first-out (FIFO) method, or market.

  5.    Depreciation and Amortization

        Depreciation and amortization are provided for using straight-line and accelerated methods over the following estimated useful lives of the assets:

Leasehold improvements	5 years
Office furniture and fixtures	5-7 years
Machinery and equipment	3-7 years

  6.    Income Taxes

        An election was made under the Internal Revenue Code to have Heartland Corporation taxed as an S corporation. Pursuant to this election, income taxes on net earnings of the Company are payable personally by its sole stockholder. Therefore, no provision for federal or state income taxes is reflected in the accompanying financial statements. Had this election not been made, income taxes would have approximated $2,500,000 for 2001.

        Heartland Consumer Products is a Canadian corporation subject to Canadian income taxes.

  8.    Advertising Costs

        The Company charges all advertising costs to selling expense as they are incurred. Total advertising costs were $2,653,762 for the year ended December 31, 2001.

  8.    Shipping and Handling Costs

        The Company charges all shipping and handling costs to selling expense as incurred. Total shipping and handling costs were $2,217,494 for the year ended December 31, 2001.

  9.    Use of Estimates

        In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B—MARKETABLE SECURITIES

        Marketable securities consist primarily of investments in mutual funds. The investments in these funds are classified as available-for-sale and are carried at fair market value. Unrealized gains and losses are included as a separate component of stockholder's equity. Realized gains and losses on sales of investments are determined using the specific identification method and are charged or credited to current earnings. There were no unrealized holding gains on securities at December 31, 2001.

NOTE C—LINE OF CREDIT

        The Company has a $3,000,000 line of credit due May 2002 with a bank. The line of credit bears interest at the bank's prime rate (4.75% at December 31, 2001), and is collateralized by accounts receivable and inventory. The outstanding balance was $678,730 at December 31, 2001.

NOTE D—LONG-TERM DEBT

        Long-term debt consisted of the following at December 31, 2001:

Note payable to financial institution, collateralized by equipment, interest at 8.5%, payable in monthly installments of principal and interest of $2,715, through September 2002	$20,268
Less current maturities	(20,268)

$—

NOTE E—PROFIT SHARING PLAN

        The Company has a 401(k) profit sharing plan for employees over 19 years of age with at least one year of employment with the Company. Employees are partially vested after 2 years and fully vested after 5 years. Employee contributions are matched by the employer, up to 3% of each employee's salary. Additional employer contributions may be made at the discretion of the Board of Directors and shall not be in excess of the maximum allowable deduction under the Internal Revenue Code. The Company contributed $100,028 in 2001.

NOTE F—INCOME TAXES

        Deferred income taxes and liabilities are computed for those Heartland Consumer Products differences that have future tax consequences using the current tax laws and rates that apply to the periods in which they are expected to affect taxable income. These timing differences between book and tax income relate primarily to depreciation. Valuation allowances are established, if necessary, to reduce the deferred tax asset to the amount that will, more likely than not, be realized. No valuation allowance was recorded at December 31, 2001.

        During the year ended December 31, 2001, net operating loss carryforwards of approximately $166,000 were utilized to reduce income tax expense for Heartland Consumer Products by $37,523.

NOTE G—RELATED PARTY TRANSACTIONS

        The Company leases office space from the sole stockholder of the Company under an operating lease expiring September 30, 2003. Rental expense was $145,000 for 2001.

        Future minimum lease payments are as follows:

Year ending December 31,	Amount
2002	$144,000
2003	108,000

$252,000

NOTE H—CONCENTRATIONS OF CUSTOMERS AND SUPPLIERS

        The Company had two major customers that accounted for 41% of 2001 sales and 39% of accounts receivable at December 31, 2001. A major customer is considered to be any customer that accounts for 10% or more of the Company's total sales.

        The Company has one supplier of inventory.

NOTE I—RECLASSIFICATIONS

        Certain selling expenses presented in the audited financial statements for December 31, 2001 originally issued have been reclassified to reduce sales in the consolidated statement of earnings and comprehensive income presented in this audited financial statement. This reclassification of $2,523,617 was made to reflect early adoption of EITF 01-9 regarding income statement characterization issues.

Heartland Corporation and Subsidiary
CONSOLIDATED BALANCE SHEET
(unaudited)

	March 31, 2002	March 31, 2001
ASSETS
CURRENT ASSETS
Cash	$2,368,021	$1,016,918
Marketable securities	1,130,649	709,521
Trade accounts receivable, less allowance for doubtful accounts of $55,292 and $55,000, respectively	5,324,900	5,348,890
Inventories	1,429,832	1,560,693
Prepaid expenses	118,694	140,525

Total current assets	10,372,096	8,776,547
OTHER ASSETS
Property and equipment, net	166,350	225,599
Deposits	755	405
Deferred income taxes	5,835	—

	$10,545,036	$9,002,551

LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES
Line of Credit	$678,730	$678,730
Current portion of long term debt	12,500	42,845
Accounts payable	637,456	1,188,559
Accrued liabilitities	1,140,099	1,168,418
Income taxes payable	41,402	30,000

Total current liabililities	$2,510,187	$3,108,552
SHAREHOLDERS' EQUITY
Common stock- $1 par value; 50,000 shares authorized 100 shares issued and outstanding	100	100
Retained earnings	8,327,580	6,124,816
Accumulated other comprehensive loss	(292,831)	(230,917)

Total shareholders' equity	8,034,849	5,893,999

	$10,545,036	$9,002,551

(see accompanying notes to interim consolidated financial statements)

Heartland Corporation and Subsidiary

CONSOLIDATED STATEMENT OF EARNINGS
AND COMPREHENSIVE INCOME (UNAUDITED)

Interim three month period ended March 31, 2002 and 2001

	Three months ended March 31, 2002	Three months ended March 31, 2001
Sales	$8,136,329	$7,728,069
Cost of sales	3,203,747	3,189,784

Gross profit	4,932,582	4,538,285
Operating expenses
Selling	2,196,570	2,259,728
Administrative	678,982	594,855

	2,875,552	2,854,583

Earnings from operations	2,057,030	1,683,702
Other income (expense)
Interest income	7,773	6,820
Dividend income	1,107
Interest expense	(8,689)	(15,794)
Miscellaneous	(252)	11,755

	(61)	2,781

Income before tax	2,056,969	1,686,483
Tax Provision	—	30,000

Net income	2,056,969	1,656,483
Other comprehensive loss
Unrealized loss on available-for-sale securities
Unrealized holding loss arising during year	90,463	49,552

COMPREHENSIVE INCOME	$1,966,506	$1,606,931

        (see accompanying notes to consolidated financial statements)

Heartland Corporation and Subsidiary
CONSOLIDATED CASH FLOW STATEMENT
(unaudited)

	3 months ended March 31, 2002	3 months ended March 31, 2001
Cash flows from operating activities
Net Income	$2,056,969	$1,656,483
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities
Depreciation and amortization	20,247	29,542
Gain on sale of marketable securities	(420)	—
(Increase) decrease in assets
Trade accounts receivable	(399,996)	(150,162)
Inventories	85,146	(120,800)
Prepaid expenses	41,679	114,570
Deposits	(338)	—
Increase (decrease) in liabilities
Accounts payable	(229,772)	(67,884)
Accrued liabilities	(49,013)	1,557
Income taxes payable	(86,058)	30,000

Net cash provided by operating activities	$1,438,444	$1,493,306

Cash flows from investing activities
Purchase of property and equipment	(5,915)	(22,588)
Purchase of available-for-sale securities	(23,436)	(187,673)

Net cash used in investing activities	$(29,351)	$(210,261)

Cash flows from financing activities
Distributions to shareholder	(1,385,495)	(799,000)
Payments on long-term debt	(7,768)	(7,139)

Net cash used in financing activities	$(1,393,263)	$(806,139)

Net increase in cash and cash equivalents	15,830	476,906
Cash and cash equivalents, beginning of period	2,352,191	540,012

Cash and cash equivalents, end of period	$2,368,021	$1,016,918

Supplementary information:
Cash paid during the year for interest	8,689	16,997
Noncash investing activity Unrealized loss on available-for-sale securities	(90,463)	(49,552)

        (see accompanying notes to interim consolidated financial statements)

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1- FINANCIAL STATEMENT PRESENTATION

        The financial statements included herein have been prepared by the Company, without audit, according to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations.

        In the opinion of management, the unaudited financial information for the interim periods shown reflects all adjustments (which include only normal, recurring adjustments) necessary for a fair presentation thereof. These financial statements should be read in conjunction with the financial statements and notes thereto included in the audited financial statements of Heartland Corp, as of and for the period ended December 31, 2001, included herein.

NOTE 2- USE OF ESTIMATES

        The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3- INCOME TAXES

        An election was made under the Internal Revenue Code to have Heartland Corporation taxed as an S corporation. Pursuant to this election, income taxes on net earnings of the Company are payable personally by its sole stockholder. Therefore, no provision for federal or state income taxes is reflected in the accompanying financial statements. Had this election not been made, provisions for income taxes would have approximated $802,000 and $658,000 for the three month periods ended March 31, 2002 and 2001, respectively, assuming a 39% effective tax rate.

        The Canadian subsidiary is subject to Canadian income taxes. During the three month period ended March 31, 2002, the Canadian subsidiary had a net loss for the period, and no income tax benefit was recorded since it is not likely that one will be realized. During the three month period ended March 31, 2001, an income tax provision of $30,000 was recorded.

NOTE 4- SUBSEQUENT EVENT

        On May 31, 2002, the acquisition of the business, worldwide brand trademarks, patents and other intangible assets of, Heartland Corporation, was completed by WD-40 Company, through the acquisition of the entire capital stock of Heartland Corporation. The capital stock of Heartland Corporation was acquired from the existing private shareholders.

WD-40 Company

Introduction to Pro Forma Financial Statements

        The following unaudited pro forma combined financial statements give effect to the acquisition by WD-40 Company (the "Company") of the entire capital stock of Heartland Corporation ("Heartland"), a Kansas corporation in a transaction accounted for as a purchase and for the financing used to complete the purchase of Heartland. The unaudited pro forma combined statements of income for the year ended August 31, 2001 and the six months ended February 28, 2002, are derived from the individual statements of income of the Company for the year ended August 31, 2001 and the six months ended February 28, 2002, as appearing in the Company's Form 10-K filed for the year ended August 31, 2001 and the Company's Form 10-Q filed for the six months ended February 28, 2002, respectively, combined with the individual statements of operations of Heartland, prepared from its accounting records for the comparable periods then ended. The unaudited pro forma combined statement of income for the year ended August 31, 2001 and the six month period ended February 28, 2002 combine the results of operations of the Company and Heartland (acquired by the Company on May 31, 2002) as if the acquisition had occurred on September 1, 2000. These unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company as appearing in the Company's Form 10-K filed for the year ended August 31, 2001 and the Company's Form 10-Q filed for the six months ended February 28, 2002.

        A proforma combined balance sheet as of May 31, 2002 is not presented herein, as the acquisition of Heartland by the Company was completed on May 31, 2002, and as such the balance sheet of Heartland was consolidated into the balance sheet of the Company and included in the Company's quarterly report on Form 10-Q filed for the quarter ended May 31, 2002.

WD-40 Company
Pro Forma Combined Statement of Income (Unaudited)

	For the Year Ended August 31, 2001
	WD-40 Company	Heartland Corp.	Pro Forma Adjustments		Combined
Net sales	$163,767,000 (a)	$31,010,000			$194,777,000
Cost of product sold	79,547,000	12,849,000			92,396,000

Gross profit	84,220,000	18,161,000			102,381,000
Operating expenses:
Selling, general & administrative	36,733,000	7,722,000			44,455,000
Advertising & sales promotion	15,440,000 (a)	4,834,000			20,274,000
Amortization	3,958,000	—			3,958,000

Income from operations	28,089,000	5,605,000			33,694,000
Other income (expense)
Interest income (expense), net	(2,644,000)	(23,000)	(1,550,000	)(b)	(4,217,000)
Other income (expense), net	136,000	137,000			273,000

Income (loss) before income taxes	25,581,000	5,719,000			29,750,000
Provision (benefit) for income taxes	8,698,000	83,000	1,334,000	(c)	10,115,000

Income before cumulative effect of accounting change	16,883,000	5,636,000			$19,635,000
Cumulative effect of accounting change, net of income tax benefit of $516,000	(980,000)	—			(980,000)

Net Income	$15,903,000	5,636,000			$18,655,000

Earnings per common share
Basic
Income before cumulative effect of accounting change	$1.08	N/A			$1.23
Cumulative effect of accounting change	(0.06)	N/A			(0.06)

	$1.02	N/A			$1.17

Diluted
Income before cumulative effect of accounting change	$1.08	N/A			$1.23
Cumulative effect of accounting change	(0.06)	N/A			(0.06)

	$1.02	N/A			$1.17

Basic common equivalent shares	15,532,285	N/A	434,122	(d)	15,966,407

Diluted common equivalent shares	15,542,837	N/A	434,122	(d)	15,976,959

  (a)
  In accordance with the application of Financial Accounting Standards Board's Emerging Issues Task Force Issue 01-09, the Company's net sales and advertising & sales promotion costs, as appearing on the Company's Form 10-K filed for the year ended August 31, 2001, were adjusted for pro forma presentation to reclassify $10,809,000 of advertising and sales promotions costs to a reduction in sales, thereby reducing both net sales and advertising and sales promotion costs by equal and offsetting amounts.
  (b)
  Recognition of additional interest expense related to the funds utilized to finance the acquisition. These funds include $20,000,000 of debt financing, and a draw down of $7 million on the revolving line of credit. The debt consists of a term loan at a 6.29% rate; and draw on the revolving line of credit at either (a) the prime rate plus a maximum .75% (75 basis points) or (b) the bank's Eurodollar rate plus a maximum 2.25% (225 basis points), maturing April 2006, with a current rate of 4.75%. The effect of a 1/8% fluctuation in the variable interest rate of the revolving line of credit would not have a material impact on interest expense.
  (c)
  Recognition of income taxes at an expected consolidated effective tax rate of 34%.
  (d)
  434,122 shares of $0.001 par value common stock of the Company were issued in connection with the acquisition of Heartland.

WD-40 Company
Pro Forma Combined Statement of Income (Unaudited)

	For the Six Months Ended February 28, 2002
	WD-40 Company	Heartland Corp.	Pro Forma Adjustments		Combined
Net sales	$99,397,000 (a)	$16,092,000			$115,489,000
Cost of product sold	49,634,000	6,536,000			56,170,000

Gross profit	49,763,000	9,556,000			59,319,000
Operating expenses:
Selling, general & administrative	23,124,000	4,214,000			27,338,000
Advertising & sales promotion	6,691,000 (a)	2,300,000			8,991,000
Amortization	142,000	—		(a)	142,000

Income from operations	19,806,000	3,042,000			22,848,000
Other income (expense)
Interest income (expense), net	(2,597,000)	(7,000)	(775,000	)(b)	(3,379,000)
Other income (expense), net	68,000	41,000			109,000

Income (loss) before income taxes	17,277,000	3,076,000			19,578,000
Provision (benefit) for income taxes	5,701,000	46,000	681,000	(c)	6,428,000

Income before extraorinary item	11,576,000	3,030,000			$13,150,000
Extraordinary item on early extinguishment of debt, net of $340,000 income tax benefit	(692,000)	—			(692,000)

Net Income	$10,884,000	3,030,000			$12,458,000

Earnings per common share
Basic
Income before cumulative effect of accounting change	$0.73	N/A			$0.81
Cumulative effect of accounting change	(0.04)	N/A			(0.04)

	$0.69	N/A			$0.77

Diluted
Income before cumulative effect of accounting change	$0.73	N/A			$0.81
Cumulative effect of accounting change	(0.04)	N/A			(0.04)

	$0.68	N/A			$0.76

Basic common equivalent shares	15,757,210	N/A	434,122	(d)	16,191,332

Diluted common equivalent shares	15,892,056	N/A	434,122	(d)	16,326,178

  (a)
  In accordance with the application of Financial Accounting Standards Board's Emerging Issues Task Force Issue 01-09, the Company's net sales and advertising & sales promotion costs, as appearing on the Company's Form 10-Q filed for the quarter ended February 28, 2002, were adjusted for pro forma presentation to reclassify $9,599,000 of advertising and sales promotions costs to a reduction in sales, thereby reducing both net sales and advertising and sales promotion costs by equal and offsetting amounts
  (b)
  Recognition of additional interest expense related to the funds utilized to finance the acquisition. These funds include $20,000,000 of debt financing, and a draw of $7 million on the revolving line of credit. The debt consists of a term loan at a 6.29% rate; and draw on the revolving line of credit at either (a) the prime rate plus a maximum .75% (75 basis points) or (b) the bank's Eurodollar rate plus a maximum 2.25% (225 basis points) maturing April 2006, with a current rate of 4.75%. The effect of a 1/8% fluctuation in the variable interest rate on the revolving line of credit would not have a material impact on interest expense.
  (c)
  Recognition of income taxes at an expected consolidated effective tax rate of 33%.
  (d)
  434,122 shares of $0.001 par value common stock of the Company were issued in connection with the acquisition of Heartland.

NOTES TO PRO FORMA COMBINED STATEMENT OF INCOME (UNAUDITED)

NOTE 1—PURCHASE PRICE ALLOCATION

        Subject to a cash adjustment to the purchase price for certain working capital adjustments to be determined upon final settlement of Heartland's May 31, 2002 balance sheet, the Company paid cash in the amount of $35 million and issued to the selling shareholders 434,122 shares of $.001 par value common stock of the Company having a value of $11.7 million, based upon the average closing price of the stock a few days before and after the announcement of the transaction, for a total value of $46.7 million.

        The following table presents the allocation of the purchase price to the various assets and liabilities of Heartland Corporation, as of May 31, 2002:

Cash	$102,000
Accounts receivable	4,794,000
Inventory	1,401,000
Other current assets	28,000
Other non-curret assets	50,000
Other current liabilities	(1,013,000)
Goodwill and intangible assets	41,338,000

Total purchase price	$46,700,000

        The purchase price will be finalized upon the final settlement of the working capital adjustments. The allocation of the purchase price is based upon preliminary data and could change upon completion of the independent valuation by a third party valuation firm. The purchase price and its allocation are expected to be completed by September 30, 2002. Because the valuation is not yet complete, there has not been any amortization included in the pro forma financial statements presented for the year ended August 31, 2001 and six months ended February 28, 2002. If, through the valuation process, definite lived intangible assets related to the Heartland acquisition are identified, amortization expense over the estimated useful lives of the assets will be required, and may impact the pro forma results presented.

NOTE 2—DEBT

        Cash for the acquisition was obtained through a $20 million term loan through Prudential Capital, funds from a revolving credit facility, and existing working capital. The term loan consists of fixed rate notes with a 3-year term, with aggregate principal payments of $10 million due at May 31, 2004 and at May 31, 2005. The notes bear interest at an annualized rate of 6.29%. The revolving line of credit with Union Bank of California, N.A., has been increased to an availability of $20 million at a variable interest rate, and matures in 2004. A draw of $7 million from the line was used in the financing of the transaction, along with $8 million of cash on hand.

        The Company is subject to certain operating and financial covenants under the term loans and revolving credit facility. These include, but are not limited to, maximum ratios of funded debt to earnings before interest, taxes, depreciation and amortization (EBITDA), and a consolidated fixed charge coverage ratio.

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AMENDMENT TO CURRENT REPORT
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
Heartland Corporation and Subsidiary CONSOLIDATED BALANCE SHEET December 31, 2001
Heartland Corporation and Subsidiary CONSOLIDATED STATEMENT OF EARNINGS AND COMPREHENSIVE INCOME Year ended December 31, 2001
Heartland Corporation and Subsidiary CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY Year ended December 31, 2001
Heartland Corporation and Subsidiary CONSOLIDATED STATEMENT OF CASH FLOWS Year ended December 31, 2001
Heartland Corporation and Subsidiary NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2001
Heartland Corporation and Subsidiary CONSOLIDATED BALANCE SHEET (unaudited)
Heartland Corporation and Subsidiary CONSOLIDATED STATEMENT OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED) Interim three month period ended March 31, 2002 and 2001
Heartland Corporation and Subsidiary CONSOLIDATED CASH FLOW STATEMENT (unaudited)
WD-40 Company Pro Forma Combined Statement of Income (Unaudited)
WD-40 Company Pro Forma Combined Statement of Income (Unaudited)
NOTES TO PRO FORMA COMBINED STATEMENT OF INCOME (UNAUDITED)